UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2006

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

   On July 31, 2006, TBS International Limited (the "Company") and certain of its subsidiaries, (the "Borrowers"), entered into a credit agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent and a Lender, Citibank, N.A., as Syndication Agent and a Lender, Westlb AG New York Branch, as Documentation Agent and a Lender,  Keybank, N.A. as a Lender, LaSalle Bank, National Association, as a Lender, North Fork Business Capital Corporation, as a Lender, and Webster Bank national Association, as a Lender ("Lenders") for a new $140.0 million credit facility (the "Credit Facility"). The Credit Agreement is collateralized by Ship Mortgages on 24 vessels, as well as an assignment of all charter hires, earnings related to the collateral and insurance proceeds.  The obligations of the Borrower under the Credit Agreement are guaranteed by the Company and certain other non borrowing subsidiaries

This new Credit Facility will be used to refinance existing indebtedness, to provide for working capital and to fund the acquisition of additional vessels

The Credit Facility is composed of a $65.0 million revolving credit facility and a $75.0 million term loan facility. Pursuant to the Credit Facility, the Borrowers made a drawdown of $75.0 million on the term loan and an initial drawdown of $10.0 million on the revolving credit facility to refinance $85.0 million of existing term borrowings with GMAC, Merrill Lynch, AIG and Bank of America and to cover costs associated with the refinancing.

The Credit Facility provides a four-year self-amortizing term loan with quarterly principal payments of approximately $4.7 million beginning September 2006. The non-amortizing revolving loan is due July 2010. Interest on the Credit Facility initially is at LIBOR plus a margin of 2.25%. The interest rate margin can vary quarterly in .50% increments, between four pricing levels of from 2.75% down to 1.25% based on the consolidated leverage ratio. The interest rate margin becomes adjustable after December 31, 2006 and on or before March 31, 2007.

The Credit Agreement contains operating covenants and financial conditions that restrict the Company's and its subsidiaries' ability to:

•	create certain liens;
•	create, incur or assume additional indebtedness;
•	make or hold certain investments;
•	merge, dissolve, liquidate consolidate or dispose of all or substantially all of its assets;
•
declare or make dividends or other distribution that would result in a default of the Credit Facility or exceed 50% of the consolidated net income for the prior fiscal year of the Company and subsidiaries;

•	purchase, redeem, retire any capital stock or other equity interest or return any capital;
•	materially change their business;
engage in transactions with affiliates; and
•	enter into burdensome agreements.

   The covenants to the credit agreement also require that the company maintain the following specified financial ratios:

•
Tangible Net Worth, as defined in the agreement, of not less than $170.0 million plus 75% of cumulative quarterly net income earned after the quarter ended June 30, 2006 and 100% of proceeds of any equity securities issued by the Comapny on or after the date of the agreement;

•
cash and cash equivalents balance plus Availability under the Credit Facility in an average daily amount during each calendar month of not less than $10.0 million. The “Availability” under the Credit Facility is defined as the lesser of the amount available under the revolving credit facility or 60% of the Fair Market Value of the vessels minus the aggregate amount of all outstanding loans and all letter of credit obligations;

•
a consolidated leverage ratio (total funded debt, excluding Permitted New Vessel Construction Indebtedness of $75.0 million, to EBITDA,as defined in the Credit Agreement) for any period of four fiscal quarters of not less than 2.50 to 1.00; and

•
a fixed charge coverage ratio, based on EBITDA, as defined in the Credit Agreement, of not less than 1.40 to 1.00 through September 30, 2007 and 1.50 to 1.00 at December 31, 2007 and each fiscal quarter thereafter.

   The Credit Agreement contains standard covenants requiring the Company and its subsidiaries, among other things, to maintain the vessels, comply with all applicable laws, keep proper books and records, preserve the corporate existence, maintain insurance and pay taxes in a timely manner.  Further, the outstanding loan amount cannot exceed 60% of the fair market value of the vessels subject to the mortgage.

   Events of default under the Credit Agreement, include, among other things:

•	any failure to pay principal thereunder when due or to pay interest or fees on the due date;
•	material misrepresentations;
•	default under other credit agreements;
•	default in the performance or observation of any covenants;
•	any event of insolvency or bankruptcy;
•	any final judgments or orders to pay more than $2.0 million that remain unsecured or unpaid;
•	any change of control, as defined in the agreement; and
•	any failure of a collateral document, after delivery thereof, to create a valid mortgage or first-priority lien.

   A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 1.02.    Termination of a Material Definitive Agreement.

   On July 31, 2006, the Company through its subsidiaries terminated the following credit facilities replacing them with the single new agreement described above: (a) Merrill Lynch Business Financial Services Inc. Exhibit 10.1 to our Form S-1 filed March 7, 2005,(b) GMAC Commercial Finance LLC (filed as Exhibits 10.2, 10.3 and 10.4 to our Form S-1 filed March 7, 2005, (c) AIG Commercial Equipment Finance, Inc. Exhibit 10.6 to our Form S-1 filed March 7, 2005, (d) Bank of America, N.A. Exhibit 1.04 to our Form 8-K filed August 12, 2005, (e) Merrill Lynch Business Financial Services Inc. Exhibit 1.01 to our Form 8-K filed December 16, 2005.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

   The information provided in Item 1.01 of this Form 8-K is incorporate herein by reference.

Item 8.01.    Other Events.

   On August 1, 2006, TBS International Limited issued a press release announcing that it had entered into a new credit facility. (See Item 1.01 above) The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

10.1
Credit Agreement, dated July 31, 2006, by and among Albemarle Maritime Corp., Arden Maritime Corp., Asia-America Ocean Carriers Ltd., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Darby Navigation Corp., Dover Maritime Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Henley Maritime Corp., Hudson Maritime Corp., Kensington Shipping Corp., Newkirk Navigation Corp., Oldcastle Shipping Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vernon Maritime Corp., Windsor Maritime Corp., as Borrowers, and TBS International Limited, as guarantor with Bank of America, N.A., as Administrative Agent and a Lender, Citibank, N.A., as Syndication Agent and a Lender, Westlb AG New York Branch, as Documentation Agent and a Lender,  Keybank, N.A. as a Lender, LaSalle Bank, National Association, as a Lender, North Fork Business Capital Corporation, as a Lender, and Webster Bank National Association, as a Lender.

99.1	Press Release, dated August 1, 2006, of TBS International Limited regarding execution of a new credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: August 4, 2006	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer